                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)         May 11, 2001
                                                -------------------------------

                                  Intrado Inc.
--------------------------------------------------------------------------------
               (Exact name of Registrant as specified in charter)

                                    Delaware
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

        000-29678                                         84-0796285
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employee Identification No.)


            6285 Lookout Road
            Boulder, Colorado                                            80301
----------------------------------------                              ----------
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code: 303-581-5600

                            SCC Communications Corp.
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5. OTHER INFORMATION.

As previously reported in a Form 8-K filed with the Securities and Exchange Commission on May 14, 2001 (the "Initial Form 8-K"), Intrado Inc. (formerly known as SCC Communications Corp.) acquired certain assets, and assumed certain liabilities, associated with the Call Handling and Database Product Lines of Lucent Public Safety Systems ("LPSS"), an internal venture of Lucent Technologies Inc. ("Lucent"). The Initial Form 8-K included a description of the transaction and audited financial statements for LPSS for the fiscal year ended Decmeber 31, 2000 and unaudited pro forma financial statements for the fiscal year ended December 31, 2000. The purpose of this report on Form 8-K is to provide unaudited financial statements for LPSS for the three months ended March 31, 2001 and 2000, and unaudited pro forma financial statements for the three months ended March 31, 2001. Please refer to Item 7 below.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Business Acquired

          The following financial statements of LPSS are included in this report:

               (i) Statements of Net Assets to be Sold as of March 31, 2001 and 2000. (Unaudited)

               (ii) Statements of Net Sales, Cost of Sales, and Direct Operating
                    Expenses for the three months ended March 31, 2001 and 2000. (Unaudited)

              (iii) Notes to the Financial Statements. (Unaudited)

     (b)  Pro Forma Financial Information

          The following unaudited pro forma financial information is included in this report:

               (i) Unaudited Pro Forma Combined Balance Sheet as of March 31, 2001.

               (ii) Unaudited Pro Forma Combined Statement of Operations for the
                    three months ended March 31, 2001.

              (iii) Notes to the unaudited Pro Forma Combined Financial
                    Information.

     (c)  Exhibits.

Exhibit
Number                               Description
-------   ----------------------------------------------------------------------
  4.1     Registration Rights Agreement (1)

  4.2     Certificate of Designation of the Preferred Stock of SCC
          Communications Corp. to be Designated Series A Preferred Stock (1)

 10.1 Amended and Restated Agreement for the Purchase and Sale of Assets by and between SCC Communications Corp. and Lucent Technologies Inc., dated as of May 11, 2001 (1)

--------------------

  (1) Previously filed with Intrado's Current Report on Form 8-K, as filed with the SEC on May 14, 2001.

ITEM 7 (a). FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

LUCENT TECHNOLOGIES INC.
CALL HANDLING AND DATABASE PRODUCT LINES

STATEMENTS OF NET ASSETS TO BE SOLD
MARCH 31, 2001 AND 2000 (UNAUDITED)
(DOLLARS IN THOUSANDS)

                                                             MARCH 31,
                                                        ------------------
                                                         2001        2000
                                                        ------      ------
ASSETS:
Current assets:
  Inventories ....................................      $4,790      $4,790
  Prepaid maintenance expenses ...................         760         588
  Deferred costs .................................       1,460         538
                                                        ------      ------
          Total current assets to be sold ........       7,010       5,916
  Property and equipment, net ....................       1,036       1,251
  Other assets ...................................          37          71
                                                        ------      ------
          Total assets to be sold ................      $8,083      $7,238
                                                        ======      ======
LIABILITIES:
Current liabilities:
  Deferred revenue ...............................      $4,098      $3,179
                                                        ------      ------
          Total liabilities to be assumed ........       4,098       3,179
                                                        ------      ------
Commitments and contingencies ....................          --          --
                                                        ------      ------
          Net assets to be sold ..................      $3,985      $4,059
                                                        ======      ======

   The accompanying notes are an integral part of these financial statements.

LUCENT TECHNOLOGIES INC.
CALL HANDLING AND DATABASE PRODUCT LINES

STATEMENTS OF NET SALES, COST OF SALES, AND DIRECT OPERATING EXPENSES THREE MONTHS ENDED MARCH 31, 2001 AND 2000 (UNAUDITED)
(DOLLARS IN THOUSANDS)

                                                             THREE MONTHS ENDED
                                                                  MARCH 31,
                                                            ---------------------
                                                             2001           2000
                                                            -------       -------
Net sales ............................................      $ 1,517       $19,219

Cost of sales ........................................        2,294         7,373
                                                            -------       -------

Gross margin .........................................         (777)       11,846

Direct operating expenses:
     Research and development ........................        1,910         1,506
     Selling, general and administrative .............        1,515         2,088
                                                            -------       -------
             Total direct operating expenses .........        3,425         3,594
                                                            -------       -------
Excess (deficit) of net sales over cost of sales
  and direct operating expenses ......................      $(4,202)      $ 8,252
                                                            =======       =======

   The accompanying notes are an integral part of these financial statements.

LUCENT TECHNOLOGIES INC.
CALL HANDLING AND DATABASE PRODUCT LINES

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
(DOLLARS IN THOUSANDS)

1.   BACKGROUND, NATURE OF BUSINESS AND BASIS OF PRESENTATION

     On May 11, 2001, Intrado Inc (formerly SCC Communications, Corp.) acquired the Call Handling and Database product lines ("Acquired Business") of Lucent Technologies Inc. ("Lucent"). The accompanying financial statements have been prepared pursuant to that transaction for the purpose of presenting the net assets to be sold and the net sales, cost of sales and direct operating expenses of the Acquired Business, which was formerly known as Lucent Public Safety Systems ("LPSS"), which was a part of Lucent's New Ventures Group ("NVG").

     LPSS, which was headquartered in Lisle, Illinois, designed, built and delivered a wide range of public safety communication systems and software, including public safety answering point systems, computer-aided dispatch and records management systems and telephone company 911 database systems. The transaction consisted of the sale of certain assets and liabilities associated with two of the three product lines of LPSS: Call Handling and Database. The third product line, Computer-Aided Dispatch, was retained by NVG and, therefore, its net assets, net sales, cost of sales and direct operating expenses have not been presented in these financial statements.

     Lucent did not maintain the Acquired Business as a separate business unit and external financial statements historically have not been prepared. Therefore, the accompanying financial statements were derived from the historical accounting records of LPSS in order to present the net assets to be sold as of March 31, 2001 and 2000, and the statement of net sales, cost of sales and direct operating expenses for the three months ended March 31, 2001 and 2000 in accordance with generally accepted accounting principles.

     The statements of net sales, cost of sales and direct operating expenses include the revenues and expenses directly attributable to the Acquired Business. A portion of the Acquired Business' sales were derived through the Lucent sales force. Cost of sales includes material cost and allocated labor and overhead. Labor and overhead have been allocated based upon the number of full-time equivalent employees estimated to be dedicated to supporting sales activities. Direct operating expenses consisted principally of research and development, marketing and selling expenses and general and administrative expenses. These direct operating expenses have been allocated to the Acquired Business based upon the number of full-time equivalent employees estimated by management to be dedicated to the Acquired Business as a component of the total LPSS employees.

     Lucent and NVG provided LPSS with various infrastructure and support services, which among other things included computer and network systems, human resources, payroll services, accounting and cash management services and legal support. These direct operating expenses were allocated to the Acquired Business based upon the number of full-time equivalent employees estimated to be dedicated to the Acquired Business as a component of the total LPSS employees.

     The statements do not include certain Lucent corporate costs such as interest, income taxes, amortization of intangible assets or other such indirect Lucent corporate expense allocations. Since the Acquired Business was not a separate business unit, Lucent had never segregated indirect operating cost information relative to the Acquired Business for external financial reporting purposes. Accordingly, it was not practical to isolate or allocate such indirect Lucent operating costs to the Acquired Business

     A statement of cash flows is not presented as the Acquired Business did not maintain a cash balance. All cash flow activities were funded by Lucent and were primarily comprised of amounts for capital expenditures and any operational cost requirements of the Acquired Business. These statements are not intended to be a complete presentation of the Acquired Business' financial position, results of operations and cash flows.

     Management believed the methods used to allocate the direct operating expenses and infrastructure and support services were reasonable. The historical operating results may not be indicative of the results of operations of the Acquired Business in the future.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     REVENUE RECOGNITION

     Revenue was recognized in accordance with American Institute of Certified Public Accountants Statement of Position 97-2, "Software Revenue Recognition", as amended.

     Revenue was derived primarily from three sources: (i) software license revenue, resulting from software licenses to resellers and end users, (ii) service revenue from providing support and maintenance, education and consulting services to end users, and (iii) hardware products.

     Software license revenue and related hardware sales were recognized upon execution of a contract and completion of delivery obligations, provided that no uncertainties existed regarding customer acceptance and that collection of the related receivable was reasonably assured. In instances where the Acquired Business had received payment from customers for products sold and/or services rendered but had yet to obtain evidence of an arrangement, or evidence of delivery or evidence of customer acceptance, the revenue and related costs were deferred until the required evidence was obtained. Payments for supported maintenance fees were generally made in advance and were nonrefundable. Support and maintenance services revenue was recognized ratably over the contractual period. Education and consulting services revenue was recognized as the related services were performed.

     RESEARCH AND DEVELOPMENT

     Costs incurred in the research and development of the products of the Acquired Business were expensed as incurred, except for certain software development costs. Costs associated with the development of computer software were expensed prior to establishment of technological feasibility and capitalized thereafter until the product was available for general release to customers. No software development costs were capitalized during the three months ended March 31, 2001 and 2000.

     SELLING, GENERAL AND ADMINISTRATIVE

     Selling, general and administrative expense included costs resulting from:

     o    Direct expenses for customer needs and sales support;

     o Expenses associated with market planning, market operations and product line planning and management; and

     o    Employee salaries.

     INVENTORIES

     Inventories consisted primarily of computer hardware and ancillary components and were stated at the lower of cost or market value. Cost was determined using the first-in first-out method. In March 31, 2001 and 2000, inventories represented Sequent Equipment. The Acquired Business will sell the Sequent Equipment, pursuant to the transaction described in Note 1, not later than May 11, 2002. The delivery of the Sequent Equipment and the passage of title will occur at the time of the equipment purchase.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affected the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   PROPERTY AND EQUIPMENT

     Property and equipment were recorded at cost and depreciated over their estimated useful lives of 5 years using the straight-line method. Depreciation expense for the quarters ended March 31, 2001 and 2000 amounted to $105 and $105, respectively. Repairs and maintenance costs were expensed as incurred.

                                                  March 31,     March 31,
                                                    2001          2000
                                                  ---------     ---------
          Computer equipment
            and software ....................      $ 4,492       $ 4,293
          Less: accumulated depreciation
            and amortization ................       (3,456)       (3,042)
                                                   -------       -------
                                                   $ 1,036       $ 1,251
                                                   =======       =======

4.   EMPLOYEE BENEFIT PLANS

     The Acquired Business participated in various employee benefit plans, including pension, savings, post-retirement and post-employment plans as part of LPSS, which were sponsored by Lucent. Detailed information concerning the costs of these plans is not available for LPSS but was included as part of the labor costs allocated by Lucent. The specific charges and obligations under these plans related to the Acquired Business were not separately identifiable.

5.   SEGMENT INFORMATION

     The Acquired Business operated in two product segments which were sold in the transaction, Call Handling and Database. The Call Handling products involved software and hardware which allowed the Acquired Business' primary customer base of communications service providers to help municipalities and other agencies respond to 911 emergency calls. The Database products allowed the Acquired Business' customer base to provide agencies with the necessary hardware and software-based resources to maintain caller location records.

     Cost of sales included material cost and allocated labor and overhead. Labor and overhead have been allocated to cost of sales based on the number of full-time equivalent employees estimated by management to be dedicated to supporting the sales activities of each product segment. The product segment information is as follows:

                                 CALL HANDLING                DATABASE                    TOTAL
                            -----------------------    -----------------------    -----------------------
                                  Three Months              Three Months               Three Months
                                Ended March 31,            Ended March 31,            Ended March 31,
                            -----------------------    -----------------------    -----------------------
                              2001          2000         2001          2000         2001          2000
                            ---------     ---------    ---------     ---------    ---------     ---------
     Net sales ........      $   671       $ 1,474      $   846       $17,745      $ 1,517       $19,219
     Cost of sales ....        1,329           950          965         6,423        2,294         7,373
                             -------       -------      -------       -------      -------       -------
     Gross margin .....      $  (658)      $   524      $  (119)      $11,322      $  (777)      $11,846
                             =======       =======      =======       =======      =======       =======

     Actual operating expenses and long lived assets were not prepared or evaluated separately at this product segment level. All sales are to customers located in the United States of America.

ITEM 7 (b). PRO FORMA FINANCIAL INFORMATION.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following tables set forth certain unaudited pro forma combined financial information giving effect to the acquisition by Intrado Inc. (formerly SCC Communications Corp.) ("Intrado") of certain assets and assumption of certain liabilities associated with the Call Handling and Database Product Lines of Lucent Public Safety Systems ("LPSS"), an internal venture of Lucent Technologies Inc. ("Lucent"). As part of the transaction, Intrado issued 2.25 million shares of common stock to Lucent.

The pro forma combined balance sheet gives effect to the acquisition as if it had occurred on March 31, 2001, combining the balance sheet of Intrado with the statement of net assets to be sold of LPSS as of that date. The pro forma combined statement of operations gives effect to the acquisition of LPSS as if it had occurred on January 1, 2001, combining the results of Intrado and LPSS for the three months ended March 31, 2001.

The unaudited pro forma adjustments and pro forma combined financial statements included herein were prepared using the purchase method of accounting for the acquisition. The pro forma adjustments are based on preliminary estimates and certain assumptions that Intrado believes are reasonable under the circumstances. The preliminary allocation of the purchase price to assets acquired and liabilities assumed reflects the assumptions that the assets and liabilities are carried at historical amounts which, other than inventory, deferred revenue and deferred costs, approximate fair market value. The allocation of purchase price in excess of net tangible assets acquired is based on Intrado's estimated fair value of the other intangibles acquired.
The actual allocation of the consideration paid may differ from that reflected in the unaudited pro forma combined financial statements after a more extensive review of the fair market values of the assets acquired and liabilities assumed has been completed.

The pro forma combined financial information is unaudited and does not purport to represent the consolidated results that would have been obtained had the transactions occurred at the dates indicated, as assumed, nor does it purport to represent the results which may be obtained in the future.

The unaudited pro forma financial statements should be read in conjunction with, the historical financial statements and notes thereto as of and for the year ended December 31, 2000 of Intrado, included in its annual report on Form 10-K for the year ended December 31, 2000, and the unaudited historical financial statements and notes thereto of LPSS for the three months ended March 31, 2001, included elsewhere in this current report.

INTRADO INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
MARCH 31, 2001
(DOLLARS IN THOUSANDS)

                                                                                            PRO FORMA              PRO
                                                             INTRADO          LPSS         ADJUSTMENTS            FORMA
                                                             --------       --------       -----------           --------
ASSETS:
 CURRENT ASSETS:
  Cash and cash equivalents ...........................      $  5,694       $     --       $ (1,677)(a)          $  4,017
  Short-term investments in marketable securities .....         2,982             --             --                 2,982
  Accounts receivable, net ............................         8,124             --             --                 8,124
  Unbilled revenue ....................................           358             --             --                   358
  Inventories .........................................            --          4,790           (660)(a)             4,130
  Prepaids and other ..................................           894          2,220         (1,460)(c)             1,654
  Deferred acquisition costs ..........................         1,088             --         (1,088)(a)                --
  Deferred income taxes ...............................           869             --             --                   869
                                                             --------       --------       --------              --------
          Total current assets ........................        20,009          7,010         (4,885)               22,134
                                                             --------       --------       --------              --------
 PROPERTY AND EQUIPMENT, at cost:
  Computer hardware and equipment .....................        31,516          4,492         (3,456)(a)            32,552
  Furniture and fixtures ..............................         2,013             --             --                 2,013
  Leasehold improvements ..............................         1,069             --             --                 1,069
                                                             --------       --------       --------              --------
                                                               34,598          4,492         (3,456)               35,634
  Less-- Accumulated depreciation .....................       (22,267)        (3,456)         3,456 (a)           (22,267)
                                                             --------       --------       --------              --------
          Total property and equipment, net ...........        12,331          1,036             --                13,367
 OTHER ASSETS .........................................           107             37             --                   144
 GOODWILL AND OTHER INTANGIBLES .......................            --             --         25,043 (a,b,c)        25,043
 DEFERRED INCOME TAXES ................................         3,206             --             --                 3,206
 DEFERRED COSTS .......................................         5,126             --             --                 5,126
 SOFTWARE DEVELOPMENT COSTS, net ......................           940             --             --                   940
                                                             --------       --------       --------              --------
                                                             $ 41,719       $  8,083       $ 20,158              $ 69,960
                                                             ========       ========       ========              ========
LIABILITIES AND STOCKHOLDERS' EQUITY:
 CURRENT LIABILITIES:
  Accounts payable ....................................      $  3,096       $     --       $     --              $  3,096
  Payroll-related accruals ............................         1,318             --             --                 1,318
  Other accrued liabilities ...........................         1,602             --          5,944 (a,b)           7,546
  Property and other taxes ............................           974             --             --                   974
  Current portion of capital lease obligations ........         1,836             --             --                 1,836
  Deferred revenue ....................................           219          4,098         (4,098)(b)               219
                                                             --------       --------       --------              --------
          Total current liabilities ...................         9,045          4,098          1,846                14,989
 CAPITAL LEASE OBLIGATIONS, net of current portion
                                                                1,154             --             --                 1,154
 DEFERRED REVENUE .....................................         9,811             --             --                 9,811
                                                             --------       --------       --------              --------
          Total liabilities ...........................        20,010          4,098          1,846                25,954
 COMMITMENTS AND CONTINGENCIES
 NET ASSETS TO BE SOLD ................................            --       $  3,985         (3,985)(a)                --
                                                                            ========
 STOCKHOLDERS' EQUITY:
  Preferred stock .....................................            --                            --                    --
  Common stock ........................................            11                             2 (a)                13
  Additional paid-in capital ..........................        45,001                        22,295 (a)            67,296
  Common stock options and warrants ...................           373                            --                   373
  Stock subscriptions receivable ......................           (33)                           --                   (33)
  Accumulated deficit .................................       (23,643)                           --               (23,643)
                                                             --------                      --------              --------
          Total stockholders' equity ..................        21,709                        22,297                44,006
                                                             --------                      --------              --------
                                                             $ 41,719                      $ 20,158              $ 69,960
                                                             ========                      ========              ========


See Notes to Unaudited Pro Forma Combined Financial Statements.

INTRADO INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2001
(DOLLARS IN THOUSANDS)

                                                                                            PRO FORMA              PRO
                                                             INTRADO          LPSS         ADJUSTMENTS            FORMA
                                                             --------       --------       -----------           --------
TOTAL REVENUE .........................................      $ 13,189       $  1,517       $     --              $ 14,706
COSTS AND EXPENSES:
  Direct costs ........................................         9,865          2,294             --                12,159
  Sales, general and administrative ...................         5,342          1,515          1,142 (d)             7,999
  Research and development ............................         1,226          1,910             --                 3,136
                                                             --------       --------       --------              --------
         Total costs and expenses .....................        16,433          5,719          1,142                23,294
                                                             --------       --------       --------              --------
LOSS FROM OPERATIONS ..................................        (3,244)        (4,202)        (1,142)               (8,588)
OTHER INCOME (EXPENSE):
  Interest and other income ...........................           157             --             --                   157
  Interest and other expense ..........................           (88)            --             --                   (88)
                                                             --------       --------       --------              --------
NET LOSS FROM CONTINUING OPERATIONS ...................      $ (3,175)      $ (4,202)      $ (1,142)             $ (8,519)
                                                             ========       ========       ========              ========
BASIC AND DILUTED LOSS PER SHARE FROM CONTINUING
   OPERATIONS .........................................                                                          $  (0.62)
                                                                                                                 ========
SHARES USED IN COMPUTING NET LOSS PER SHARE, BASIC
 AND DILUTED ..........................................    11,505,889                               (e)        13,755,889
                                                           ==========                                          ==========

See Notes to Unaudited Pro Forma Combined Financial Statements.

INTRADO INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)


The unaudited pro forma combined balance sheet as of March 31, 2001 reflects the acquisition of certain assets and the assumption of certain liabilities of the Call Handling and Database Product Lines business of Lucent Public Safety Systems ("LPSS") using the purchase method of accounting as if the transaction occurred on March 31, 2001. The purchase price included 2,250,000 shares of common stock valued at $9.91 per share, issuance of a commitment to purchase inventory at $4.1 million within one year, approximately $0.9 million of transition liabilities, acquisition fees of approximately $1.5 million paid to investment bankers and other transaction costs of approximately $1.2 million. The total purchase price was approximately $30.1 million. The excess of the purchase price over the estimated fair value of net tangible assets acquired of approximately $25.0 million was allocated, on a preliminary basis, to the following identifiable intangible assets with the following amortization lives:

     Workforce                        $  1,689,000     3 Years
     Contracts in process                3,507,000     3 Years
     Acquired technology                 8,250,000     7 Years
     Goodwill                           11,597,000     7 Years
                                      ------------
                                      $ 25,043,000
                                      ============

The pro forma adjustments are as follows:

(a) The recording of the issuance of the common stock, payments of direct acquisition costs, recording of transition liabilities and recording of a commitment to purchase inventory included in the statement of net assets to be sold at its fair value.

(b) Deferred revenues have been reduced to approximately $914,000 and reclassified as other liabilities to reflect the estimated fair value of the obligation assumed by Intrado.

(c) Deferred costs, which have been included in prepaids, have been reduced to $0 to reflect the estimated fair value of the future benefit assumed by Intrado.

The unaudited pro forma statement of operations for the three months ended March 31, 2001 reflects the following adjustments as if the transaction occurred on January 1, 2001.

(d) The additional amortization of assets recognized upon the acquisition of LPSS of $1,142,000.

(e) Pro forma weighted average shares outstanding for the three months ended March 31, 2001 assumes the 2,250,000 shares of common stock issued in connection with the LPSS acquisition were issued on January 1, 2001.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  Intrado Inc.
                                        --------------------------------
                                                 (Registrant)


     Date: July 26, 2001                By: /s/ MICHAEL D. DINGMAN, JR.
                                            ----------------------------
                                            Michael D. Dingman, Jr.
                                            Chief Financial Officer